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                                                                   EXHIBIT 10.26

                               AMENDMENT OF LEASE

         This Amendment of Lease ("Amendment") is made as of this 1st day of August, 1998, by and between GMT Corporation, a Minnesota corporation, whose address is 245 East Sixth Street, Saint Paul, Minnesota 55101 ("Landlord") and BMC Industries, Inc., a Minnesota corporation, whose address is 278 East Seventh Street, Saint Paul, Minnesota 55101 ("Tenant").

                                    RECITALS:

         WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement originally between Control Data Corporation and Buckbee-Mears Company dated November 20, 1978, as amended by various amendments and agreements (collectively "Lease"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease as it related to the "PS-3 Space" upon the terms and conditions set forth below.

         NOW, THEREFORE, In consideration of the foregoing and other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Tenant shall have the option to renew the term of the Lease for the PS-3 Space for the period from March 1, 1999, through February 29, 2000, by written notice to Landlord on or before January 31, 1999.

         2. Tenant shall have the option on 30 days prior notice to renew the term of the Lease as it relates to the PS-3 Space for four
                  (4) additional, consecutive one (1) year periods. For each option period there shall be an adjustment ("Adjustment') in the basic Rental and Tenant's annual share of "CAM Charges" as defined in Section 5 of the Amendment of Lease dated April 6, 1994, as said Adjustment is defined in Section 6 of said Amendment of Lease dated April 6, 1994; provided the "Base Price Index" shall be the Price Index last published prior to the term then in effect.

         3. For the PS-3 Space Tenant shall pay an annual rate of $9.93 per square foot for Basic Rent and CAM Charges as defined in
                  Section 5 of the Amendment of Lease dated April 5, 1994. Real estate taxes shall be billed on a prorate basis.

         4. Except as specifically provided herein, the terms and conditions of the Lease as it relates to the PS-3 Space shall continue in full force and effect. In the event of any inconsistency between the terms of this Amendment
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                  and any other terms of the Lease, the provisions of this
                  Amendment shall control.

         IN WITNESS WHEREOF, This Amendment has been executed as of the date set forth above.


LANDLORD:  GMT CORPORATION                      TENANT:  BMC INDUSTRIES, INC.

By:  /s/Henry Zaidan                           By:    /s/Benjamin A. Teno
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Its:    President                              Its:   VP/GM
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